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                          ARTICLES OF INCORPORATION

                                      OF

                               KEY TESTING LAB

                                      I

                  The name of this corporation is KEY TESTING LAB.

                                      II

                  The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                     III

                  The name and address in the State of California of this corporation's initial agent for service of process is: JAN HISPANSKI, 11035 Sutter Avenue, Pacoima, California 91331.

                                      IV

                  This corporation is authorized to issue only one (1) class of shares of stock; and the total number of shares which this corporation is authorized to issue is ten million (10,000,000).


                  DATED:June 13, 1985

                                               /s/ Buddy Epstein

                                               BUDDY EPSTEIN


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                  I hereby declare that I am the person who executed the
foregoing Articles of Incorporation, which execution is my act and deed.


                                               /s/ Buddy Epstein

                                               BUDDY EPSTEIN


                                     -2-

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                           CERTIFICATE OF AMENDMENT

                                      OF

                          ARTICLES OF INCORPORATION


                  John Barritua and Ray Ivory certify that:

                  1. They are the president and the secretary, respectively, of KEY TESTING LAB, a California corporation.

                  2. Article I of the Articles of Incorporation of this corporation is amended to read as follows:

                  "The name of this corporation is General Inspection Laboratories, Inc."

                  3. The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

                  4. The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with
Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 447,000(_______). The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).


                                             /s/ John Barritua

                                             President

                                             /s/ Ray E. Ivory

                                             Secretary

                                     -3-

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                  The undersigned declare under penalty of perjury that the
matters set forth in the foregoing Certificate are true of their own knowledge.

                  Executed at Los Angeles, California, on the 28th day of June, 1985.

                                             /s/ John Barritua

                                             /s/ Ray E. Ivory